Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-79010, No. 333-01268, No. 333-09785, No. 333-35505, No. 333-35507 and No. 333-87334 on Form S-8, Registration Statements No. 33-82050, No. 333-01558 and No. 333-62321 on Form S-3 and Registration Statement No. 333-116153 on Form S-4 of our report dated February 28, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the Company’s Bone Device Business in 2003 for which the gain on the sale, the results of operations prior to the sale, and any subsequent income recognized related to the sale are included in income from discontinued operations), relating to the financial statements and financial statement schedule of OrthoLogic Corp. (a development stage company), and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of OrthoLogic Corp. (a development stage company) for the year ended December 31, 2004.

/s/ Deloitte & Touche, LLP
Phoenix, Arizona
February 28, 2005